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                                                                                                                      Exhibit 12.02

CITIGROUP INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In millions of dollars)                                                                                        THREE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,                            MARCH 31,
                                                    ---------------------------------------------------------   -------------------
EXCLUDING INTEREST ON DEPOSITS:                     2002(2)     2001(2)   2000(1)(2)    1999(1)(2) 1998(1)(2)    2003        2002(2)
                                                    -------     -------     -------     -------    ----------   -------     -------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS) .................     $12,659     $20,090     $23,072     $17,687     $18,971     $ 2,841     $ 3,052
     INTEREST FACTOR IN RENT EXPENSE ..........         451         444         416         292         417         119         104
     DIVIDENDS--PREFERRED STOCK ...............         126         168         180         232         332          29          32
                                                    -------     -------     -------     -------     -------     -------     -------

        TOTAL FIXED CHARGES ...................     $13,236     $20,702     $23,668     $18,211     $19,720     $ 2,989     $ 3,188
                                                    =======     =======     =======     =======     =======     =======     =======

INCOME:
     INCOME FROM CONTINUING OPERATIONS
        BEFORE TAXES, MINORITY INTEREST AND
        CUMULATIVE EFFECT OF ACCOUNTING CHANGES     $20,537     $20,519     $19,297     $16,247     $ 9,271     $ 6,060     $ 5,380
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS) ......................      13,110      20,534      23,488      17,979      19,388       2,960       3,156
                                                    -------     -------     -------     -------     -------     -------     -------

        TOTAL INCOME ..........................     $33,647     $41,053     $42,785     $34,226     $28,659     $ 9,020     $ 8,536
                                                    =======     =======     =======     =======     =======     =======     =======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS ...........        2.54        1.98        1.81        1.88        1.45        3.02        2.68
                                                    =======     =======     =======     =======     =======     =======     =======


INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE .........................     $21,248     $31,793     $36,459     $28,498     $30,531     $ 4,663     $ 4,856
     INTEREST FACTOR IN RENT EXPENSE ..........         451         444         416         292         417         119         104
     DIVIDENDS--PREFERRED STOCK ...............         126         168         180         232         332          29          32
                                                    -------     -------     -------     -------     -------     -------     -------

        TOTAL FIXED CHARGES ...................     $21,825     $32,405     $37,055     $29,022     $31,280     $ 4,811     $ 4,992
                                                    =======     =======     =======     =======     =======     =======     =======

INCOME:
     INCOME FROM CONTINUING OPERATIONS
        BEFORE TAXES, MINORITY INTEREST AND
        CUMULATIVE EFFECT OF ACCOUNTING CHANGES     $20,537     $20,519     $19,297     $16,247     $ 9,271     $ 6,060     $ 5,380
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS) ......................      21,699      32,237      36,875      28,790      30,948       4,782       4,960
                                                    -------     -------     -------     -------     -------     -------     -------

        TOTAL INCOME ..........................     $42,236     $52,756     $56,172     $45,037     $40,219     $10,842     $10,340
                                                    =======     =======     =======     =======     =======     =======     =======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS ...........        1.94        1.63        1.52        1.55        1.29        2.25        2.07
                                                    =======     =======     =======     =======     =======     =======     =======
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Note:
(1)  On Nov 30, 2000, Citigroup Inc. completed its acquisition of Associates
     First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests.
(2)  On Aug 20, 2002, Citigroup completed the distribution to its stockholders of a majority portion of its remaining ownership interest in Travelers
     Property Casualty Corp. (TPC) (an indirect wholly-owned subsidiary of
     Citigroup on Dec 31, 2001). Following the distribution, Citigroup began reporting TPC separately as discontinued operations in the Company's
     Consolidated Statement of Income. The calculation of the ratio of income to fixed charges excludes discontinued operations. Prior periods have been restated on a comparable basis.